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                                                                      EXHIBIT 16

May 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Security Asset Capital Corporation's Form 8-K/A dated May 24, 2000 and are in agreement with the statements contained therein insofar as they relate to our firm.

                              Very truly yours,

                              /s/ BRAD B. HAYNES
                              -------------------
                              Brad B. Haynes, CPA